EXHIBIT 5.1

                       [LETTERHEAD OF JOHNSON & JOHNSON]

                                                               October 7, 1999

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933

Ladies and Gentlemen:

     I am a General Attorney of Johnson & Johnson, a New Jersey corporation (the "Company"), and I am familiar with the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (Registration No. 333-86611) (as so amended, the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 3,443,516 shares of the Company's Common Stock, par value $1.00 per share ("Common Stock"), which will be issuable upon the exercise of stock options granted under the Centocor, Inc. Consultant NonQualified Stock Option Agreements, the Centocor, Inc. 1983 Incentive Stock Option Plan, the Centocor, Inc. 1987 NonQualified Stock Option Plan and the Centocor, Inc. 1989 Non- Employee Directors' Non-Qualified Stock Option Plan (together, the "Plans"), which have been assumed by the Company, in connection with the merger of Admiral Merger Corp., a Pennsylvania corporation and a wholly owned subsidiary of the Company ("Merger Sub"), into Centocor, Inc., a Pennsylvania corporation ("Centocor"), pursuant to the terms of the Agreement and Plan of Merger dated as of July 20, 1999 (the "Merger Agreement") among the Company, Merger Sub and Centocor.

     I have reviewed the Company's Restated Certificate of Incorporation and By-laws and such other corporate records of the Company and documents and certificates of public officials and others as I have deemed necessary as a basis for the opinion hereinafter expressed.

     Based on the foregoing and having regard for such legal considerations as I deem relevant, I am of the opinion that the Shares, when issued upon the exercise of stock options under the Plans, will be duly authorized, validly issued, fully paid and nonassessable.


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     I hereby consent to the use of my name under the caption "Interests of
Named Experts and Counsel" in the Registration Statement and to the use of this opinion as an Exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ Kenneth A. Berlin
                                               -----------------------
                                               Kenneth A. Berlin, Esq.
                                               General Attorney